SECOND AMENDMENT TO CREDIT AGREEMENT


     This Second Amendment to Credit Agreement (this "Amendment") is made and entered into as of November 17, 1998 between Avado Brands, Inc. (formerly known as Apple South, Inc.) (the "Borrower") and First Union National Bank (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have made and entered into that certain Credit Agreement, dated as of May 8, 1998, as amended (as further amended, modified, supplemented, or restated from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement);

     WHEREAS, pursuant to the Credit Agreement, the Lender has extended to the Borrower a revolving loan facility in the principal amount of up to $30,000,000;

     WHEREAS, the Borrower wishes to amend certain provisions of the Credit Agreement, as set forth herein;

     WHEREAS, the Lender is willing to agree to the foregoing on the terms as set forth herein;

     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                              Existing Definitions

     Capitalized terms not otherwise defined herein shall have the meaning or meanings ascribed to them in the Credit Agreement.

                                    ARTICLE 2
                         Amendments to Credit Agreement

     Section 2.1 Section 5.18 of the Credit Agreement is hereby amended by adding the following new subsection (xiii) to read in its entirety as follows:

     (xiii) Other Advances: Make loans or advances to Affiliates, shareholders, directors, officers or employees, in addition to those described in clauses (i) through (xii) hereinabove, in an aggregate amount, as to all such loans and advances at any one time outstanding to all such Persons, not to exceed Eight Million Dollars ($8,000,000), so long as, and provided that, (A) no Event of Default then exists and (B) each such loan or advance is repaid, in full, not later than two (2) years from the date of its disbursement.

                                    ARTICLE 3
                           Conditions to Effectiveness

     Section 3.1 Effective Date. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of the date first written above (the "Effective Date"), after all the conditions set forth in Sections 3.2 through 3.4 shall have been satisfied.

     Section 3.2 Execution of this Amendment. This Amendment shall have been executed and delivered by the Borrower.

     Section 3.3 Amendment of Liquidity Agreement , Wachovia Credit Agreement and Senior Notes and Senior Note Indenture. Borrower shall have entered into amendments to the Liquidity Agreement, and the Master Lease Agreement effecting substantially the same changes as are effected to the Credit Agreement by

Article 2 hereof, true and correct copies of which shall have been provided to the Lender, and which shall be satisfactory in form, scope and substance to Lender.

     Section 3.4 Compliance with Warranties No Default

     (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents shall be true and correct in all material respects;

     (b) As of the Effective Date, no Default or Event of Default shall have occurred and be continuing;

     (c) Lender shall have received from the Borrower a certificate, dated the Effective Date, certifying matters set forth in subsections (a) and (b) of this
Section 3.4.

                                    ARTICLE 4
                                  Miscellaneous

     Section 4.1 Entire Agreement. This Amendment, together with the Loan Documents, reflects the entire understanding of the parties with respect to the subject matter contained herein, and, other than the Loan Documents, supersedes any prior agreements, whether written or oral.

     Section 4.2 Cross References. References in this Amendment to any article or section are, unless otherwise specified, to such article or section of this Amendment.

     Section 4.3 No Cure or Waiver. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any of the other Loan Documents.

     Section 4.4 Governing Law. This Amendment shall be construed and enforced in accordance with and governed by all of the provisions of the Uniform Commercial Code of Georgia and by the other internal laws (as opposed to conflicts of law provisions) of the State of Georgia.

     Section 4.5 Costs. Borrower shall pay all costs and expenses of Lender in connection with the preparation, negotiation and documentation of this Amendment and any other documents executed in connection herewith, including all fees and expenses of Lender's counsel. Borrower authorizes Lender to pay any such costs as a Revolving Loan advance if not paid reasonably promptly by Borrower upon receipt of an invoice therefor (notwithstanding any limitation on the minimum size of any such advance).

     Section 4.6 Captions. Titles or captions of articles and sections hereof are for convenience only and neither limit nor amplify the provisions hereof.

     Section 4.7 No Other Changes. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

     Section 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     WITNESS the hand and seal of each of the undersigned as of the date first written above.

                       "Borrower"

                       AVADO BRANDS, INC. (formerly known as APPLE SOUTH, INC.)

                       By:
                       Its authorized officer

                       Attest:
                       Its authorized officer

                                                [SEAL]

                       "Lender"

                       FIRST UNION NATIONAL BANK

                       By:
                       Its authorized officer